UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 29, 2024

Y-MABS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38650	47-4619612
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Park Avenue

Suite 3350

New York, New York 10169

(Address of principal executive offices) (Zip Code)

(646) 885-8505

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YMAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2024, the Board of Directors (the “Board”) of Y-mAbs Therapeutics, Inc. (the “Company”) increased the size of the Board from eight to nine directors and elected Mary A. Tagliaferri, M.D., to serve as a Class I director of the Company, in each case effective as of such date. Dr. Tagliaferri’s term as a Class I director continues until the Company’s 2025 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

Dr. Tagliaferri, 58, has a highly accomplished biotechnology career and is currently the Chief Medical Officer and Senior Vice President of Nektar Therapeutics. Nektar is a clinical-stage, research-based drug discovery biopharmaceutical company focused on discovering and developing innovative medicines in the field of immunotherapy. At Nektar, since joining the company in 2015, Dr. Tagliaferri has been responsible for numerous clinical studies evaluating novel therapeutics in oncology and she was also instrumental in establishing key strategic partnerships. Previously, she served as Chief Medical Officer and Chief Regulatory Officer for Kanglaite-USA and was Co-Founder, President and Board Member of Bionovo, Inc. Dr. Tagliaferri currently serves on the board of Enzo Biochem, Inc. and she served on the board of RayzeBio, Inc from 2021 until the acquisition by Bristol-Myers Squibb Company in 2024. She earned her Bachelor of Science degree at Cornell University and her medical degree at the University of California, San Francisco. Dr. Tagliaferri was honored as an Eminent Woman Leader in Healthcare by Inc Magazine in 2023. She was named to the Women who Lead in Life Sciences and Most Influential Women in Business lists by the San Francisco Business Times in 2019. Dr. Tagliaferri was also recognized as Woman of the Year in 2012 by the State of California, Assembly District 14. She has been lead author or contributor to approximately 90 peer-reviewed journal publications.

Dr. Tagliaferri will receive cash and equity compensation for her service on the Board in accordance with the Company’s Director Compensation Policy described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 28, 2023, which Director Compensation Policy was filed by the Company as Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 30, 2023.

In connection with her election to the Board, the Company and Dr. Tagliaferri entered into the Company’s standard form indemnification agreement, previously adopted and disclosed by the Company and filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 24, 2018. The indemnification agreement, among other things, requires the Company to indemnify Dr. Tagliaferri for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her services as a director of the Company or any other entity or enterprise to which she provides services at the Company’s request.

Item 7.01 Regulation FD Disclosure.

On March 4, 2024, the Company issued a press release announcing the election of Dr. Tagliaferri to the Board. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 4, 2024
104	Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Y-MABS THERAPEUTICS, INC.

Date: March 4, 2024	By:	/s/ Michael Rossi
Michael Rossi
President and Chief Executive Officer